Exhibit 99.1

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NYSE Euronext Announces Third Quarter 2012 Financial Results

- Third Quarter GAAP Diluted EPS of $0.44 vs. $0.76 in Prior Year -

- Non-GAAP Diluted EPS of $0.44 Excluding Merger Expenses, Exit Costs and Discrete Tax Items -

- Project 14 Accelerating and Gaining Traction -

- Global Leader in IPOs Year-to-Date; Pipeline Strong -

- Refinanced Portion of Outstanding Debt, Annualized Cost Savings of $24 Million Anticipated in 2014 -

- A Total of 16 Million Shares Repurchased Year-to-Date -

Financial and Operating Highlights1, 2

•	Diluted EPS of $0.44, down from $0.71 in 3Q11, which benefited from extreme market volatility

•	Net revenue of $559 million, down 21%, including $20 million negative FX impact

•	Fixed operating expenses of $388 million, down 7% on a constant dollar / portfolio basis

•	Operating income of $171 million, down 41%, including $10 million negative FX impact

•	Repurchased 4.7 million shares at average price of $25.46; 15.9 million shares year-to-date

•	Board declares fourth quarter 2012 cash dividend of $0.30 per share

[1]	All comparisons versus 3Q11 unless otherwise stated. Excludes merger expenses, exit costs and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – November 6, 2012 – NYSE Euronext (NYX) today reported net income of $108 million, or $0.44 per diluted share, for the third quarter of 2012, compared to net income of $200 million, or $0.76 per diluted share, for the third quarter of 2011. Results for the third quarter of 2012 and 2011 include $18 million and $29 million, respectively, of pre-tax merger expenses and exit costs. In the third quarter of 2012, our GAAP effective tax rate included a discrete net deferred tax benefit of approximately $12 million, principally related to the enacted reduction in the corporate tax rate from 25% to 23% in the United Kingdom. Excluding merger expenses, exit costs and discrete tax items, net income in the third quarter of 2012 was $108 million, or $0.44 per diluted share, compared to $186 million, or $0.71 per diluted share, in the third quarter of 2011.

“In the third quarter, we continued to execute against our strategy and deliver on our multi-year growth commitments, known as Project 14, which we believe will drive a step-up in the underlying earnings power of the company in the coming years, even if trading volumes remain lackluster,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We are investing in future growth drivers like NYSE Clearing and this quarter we launched new futures contracts based on MSCI global indices and the Russell Europe SMID 300 Index. Additionally, we are moving into adjacencies in the governance and compliance segment with our acquisition of Corpedia. Turning to the efficiency stream of Project 14, we are diligently pulling costs out of the platform with expenses running solidly below prior year levels. Lastly, we are continuing to return capital to our investors through dividends and share repurchases.”

The table below summarizes the financial results1 for the third quarter of 2012:

($ in millions, except EPS)	3Q12	2Q12	3Q11	% Δ 3Q12 vs. 3Q11		Year-to-Date		% Δ YTD ‘12 vs. YTD ‘11
						2012	2011
Total Revenues[2]	$902	$986	$1,258	(28%)		$2,840	$3,498	(19%)

Total Revenues, Less Transaction-Based Expenses[3]	559	602	704	(21%)		1,762	2,044	(14%)
Other Operating Expenses[4]	388	396	416	(7%)		1,189	1,251	(5%)

Operating Income[4]	$171	$206	$288	(41%)		$573	$793	(28%)
Net Income[4]	$108	$128	$186	(42%)		$357	$522	(32%)
Diluted Earnings Per Share[4]	$0.44	$0.51	$0.71	(38%)		$1.41	$1.98	(29%)
Operating Margin	31%	34%	41%	(10	ppts)	33%	39%	(6	ppts)
Adjusted EBITDA Margin	42%	45%	51%	(9	ppts)	44%	49%	(5	ppts)

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs, disposal activities and discrete tax items.

“Our results for the quarter reflect the traction that we are gaining with our efficiency efforts. Against our Project 14 goals, we have taken $82 million out of our expense base year-to-date, which exceeds our 2012 objective of saving 25% of the total $250 million cost reduction plan. This puts us ahead of our full-year 2012 cost guidance,” commented Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext. “Turning to the capital front, we restructured our investment in Qatar, avoiding $80 million in future payments, we repurchased 16 million shares year-to-date and we refinanced a portion of our outstanding debt at very attractive levels. The latter will result in annual run-rate interest expense savings of approximately $15 million and $24 million in 2013 and 2014, respectively. All of these actions are repositioning the company for an anticipated return to growth.”

THIRD QUARTER 2012 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $559 million in the third quarter of 2012, down $145 million, or 21% compared to the third quarter of 2011 and included a $20 million negative impact from foreign currency fluctuations. The $125 million decrease in net revenue, on a constant currency basis, compared to the third quarter of 2011 was primarily driven by lower average daily volumes (“ADV”), mostly attributable to the derivatives business. Third quarter of 2011 financial results benefited from extreme market volatility in Europe and the U.S. driven by the European sovereign debt crisis and the U.S. debt ceiling issue. Market volatility since the third quarter of 2011 has significantly declined, reaching multi-year lows in August of 2012.

Other operating expenses, excluding merger expenses and exit costs, were $388 million in the third quarter of 2012, down $28 million, or 7% compared to the third quarter of 2011. Excluding the impact of new business initiatives and a $10 million positive impact attributable to foreign currency fluctuations, other operating expenses were down $29 million, or 7%, compared to the third quarter of 2011. Year-to-date on the same basis, other expenses are running $65 million, or 5% below prior year levels.

Year-to-date, Project 14 savings are $82 million, which represents 33% of the total $250 million expected to be saved by the end of 2014, running well above the 25%, or $63 million, expected for the full-year 2012.

Operating income, excluding merger expenses and exit costs, was $171 million, down $117 million, or 41% compared to the third quarter of 2011 and included a $10 million negative impact attributable to foreign currency fluctuations.

Adjusted EBITDA, excluding merger expenses and exit costs, was $235 million, down $125 million, or 35% compared to the third quarter of 2011. Adjusted EBITDA margin was 42% in the third quarter of 2012, compared to 51% in the third quarter of 2011.

Loss from associates is primarily related to New York Portfolio Clearing. Net (income) loss attributable to noncontrolling interest consists primarily of net income attributable to NYSE Amex Options which was partially offset by the net loss attributable to NYSE Liffe U.S.

Based on current projections for profits and changes to UK tax rates, we now expect our non-GAAP effective tax rate to be 24% for the full-year 2012. In the third quarter of 2012, the 21% effective tax rate reflects a tax rate true-up to adjust the year-to-date tax rate to 24% from 25%, which added $0.02 to third quarter 2012 diluted earnings per share.

The weighted average diluted shares outstanding in the third quarter of 2012 was 247 million, down from 263 million in third quarter of 2011. During the third quarter of 2012, a total of 4.7 million shares were repurchased at an average price of $25.46 per share and year-to-date a total of 15.9 million shares have been repurchased at an average price of $26.66. The current repurchase authorization had $128 million remaining as of September 30, 2012.

At September 30, 2012, total debt was $2.5 billion. Cash, cash equivalents and short term financial investments (including $24 million related to Section 31 fees collected from market participants and due to the SEC) were $0.4 billion and net debt was $2.1 billion at the end of the third quarter of 2012. The ratio of debt-to-EBITDA at the end of the third quarter of 2012 was 2.4.

On October 5, 2012 NYSE Euronext closed on the public offering of $850 million 2.00% notes due in October 2017. The proceeds from this offering were used to fund the purchase of $336 million of our outstanding $750 million 4.80% notes due in June 2013 and €80 million of our €1 billion 5.375% notes due in June 2015 and for other general corporate purposes, including the reduction in outstanding commercial paper. The refinancing is expected to save an annualized $15 million and $24 million in interest expense in 2013 and 2014, respectively.

Total capital expenditures were $41 million in the third quarter of 2012 and $125 million year-to-date.

Headcount as of September 30, 2012 of 3,061 was 16 below year-end 2011 levels despite the addition of 99 employees from the acquisition of Corpedia in June of 2012.

The Board of Directors declared a cash dividend of $0.30 per share for the fourth quarter of 2012. The fourth quarter 2012 dividend is payable on December 28, 2012 to shareholders of record as of the close of business on December 14, 2012. The anticipated ex-date will be December 12, 2012.

THIRD QUARTER 2012 SEGMENT RESULTS

Below is a summary of business segment results:

	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
($ in millions)	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
3Q12	$164	$68	$78	$282	$104	$145	$113	$23	$36
2Q12	$182	$85	$95	$300	$127	$170	$119	$27	$40
3Q11	$226	$129	$140	$353	$155	$202	$125	$31	$45

YTD 2012	$522	$232	$262	$886	$350	$476	$353	$78	$118
YTD 2011	$675	$387	$427	$1,008	$408	$547	$363	$95	$128

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.

DERIVATIVES

Derivatives net revenue of $164 million in the third quarter of 2012 decreased $62 million, or 27% compared to the third quarter of 2011 and included a $4 million negative impact from foreign currency fluctuations. The $58 million decrease in derivatives net revenue, on a constant currency basis, compared to the third quarter of 2011, was driven by lower average daily trading volumes. While market conditions continue to be challenging for derivatives trading, the third quarter of 2012 was a strong quarter for new product development and growth initiatives which will benefit the company in the future:

•

NYSE Euronext and Bank of China Limited recently signed a Memorandum of Understanding to work together and consider mutually beneficial business ventures. The agreement will strengthen NYSE Euronext’s banking relationship with Bank of China and NYSE Euronext will provide guidance to Bank of China which will establish itself as a General Clearing Member of the London market of NYSE Liffe. With the increased importance of the renminbi (RMB) in the capital markets, both parties will work together to develop and launch RMB denominated products and explore the potential for RMB to be used as collateral in NYSE Euronext’s new clearinghouse in London.

•

New York Portfolio Clearing, LLC (“NYPC”), a joint venture of The Depository Trust & Clearing Corporation and NYSE Euronext and a market leader in derivatives clearing, announced that J.P. Morgan Securities LLC and BNP Paribas Securities Corp. will join the expanding group of firms enjoying the capital efficiencies generated by the NYPC model.

•

Swapnote product ADV in the third quarter of 2012 increased 26% compared to the third quarter of 2011 and increased 30% compared to the second quarter of 2012. The growth in ADV was primarily driven by a new market making program designed to expand liquidity in the product. Additionally, ADV in Medium Gilt futures increased 62% compared to the third quarter of 2011 and increased 108% versus the second quarter of 2012. The increase was driven by the re-launch of the Designated Market Making Program for Short and Medium term Gilt futures.

•

NYSE Liffe launched 3 year mid-curve options on Euribor and Sterling in July 2012. The Euribor 3 year mid-curve option is the fastest growing new product for NYSE Liffe on record with open interest approaching 385,000 contracts and ADV of 23,000 contracts in first few months of trading.

•

NYSE Liffe was the first European exchange to launch futures contracts on the Russell Europe SMID 300 Index on its market leading wholesale derivatives service, Bclear, on October 1, 2012. The Russell Europe SMID 300 Index contains the 300 most rapidly tradable constituents from the small- and mid-cap opportunity set in developed European markets.

•

NYSE Liffe U.S. announced the addition of three new futures contracts based on MSCI global indices. The addition of mini MSCI Canada, mini MSCI Emerging Markets Latin America and mini MSCI World index futures offers customers more flexibility and control in implementing their desired exposure to key global markets and provides accessibility to a wider range of in-demand global economies.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $282 million in the third quarter of 2012 decreased $71 million, or 20% compared to the third quarter of 2011 and included an $11 million negative impact from foreign currency fluctuations. The $60 million decrease in net revenue, on a constant currency basis, compared to the third quarter of 2011 was primarily driven by lower average daily trading volumes.

•

European cash ADV of 1.3 million transactions in the third quarter of 2012 decreased 31% from 1.9 million transactions in the third quarter of 2011 and decreased 23% from second quarter of 2012 levels. European cash market share (value traded) in NYSE Euronext’s four core markets was 68% in the third quarter of 2012, up from 66% in the third quarter of 2011 and up from 66% in the second quarter of 2012.

•

NYSE Euronext announced the launch of a Retail Matching Facility (RMF) on its European regulated cash markets, a new service which enables Retail Liquidity Providers to offer price improvement to retail investors. This initiative, which meets all pre- and post-trade MiFID requirements, will be available in mid- January 2013.

•

In the U.S., cash trading ADV in the third quarter of 2012 decreased 39% to 1.6 billion shares from 2.6 billion shares in the third quarter of 2011 and decreased 13% from the second quarter of 2012. Tape A matched market share was 32% in the third quarter of 2012, down from 36% in the third quarter of 2011 and down slightly from second quarter of 2012. Trading off exchange, as reported by the Trade Reporting Facility (“TRF”) has increased to 32% of overall consolidated average daily volume in the third quarter of 2012 from 28% in the third quarter of 2011.

•

Through the third quarter of 2012, NYSE Euronext was ranked #1 in IPOs both globally and in the United States. NYSE Euronext raised $27.0 billion in total global proceeds on 86 Initial Public Offerings (IPOs). In the U.S., NYSE Euronext listed 57% of all IPOs, bringing 57 IPOs to the U.S. market. NYSE Euronext has steadily captured share in technology-based IPOs. NYSE Euronext listed 50% of the technology IPOs in the U.S., including the recent IPOs of ServiceNow, Inc., Palo Alto Networks Inc., and Trulia Inc. NYSE Euronext also leads the market for Non-U.S. issuers, notably listing the $3.6 billion initial public offering of Banco Santander (Mexico), the second largest U.S. IPO of 2012.

•

NYSE Euronext welcomed two additional transfers in the third quarter of 2012, U.S. Physical Therapy Inc. and On Assignment, Inc. Through the third quarter of 2012, 10 companies transferred to the NYSE with three departures from the NYSE and one from NYSE MKT. Since 2010, a total of 40 companies have transferred to NYSE and 14 have transferred to another U.S. exchange.

•

Corpedia and Corporate Board Member, both NYSE Euronext companies, announced a partnership to provide corporate directors, chief compliance officers, general counsel, and executives with a robust, integrated suite of governance oversight solutions. The suite features director education resources and online training in key risk areas, comparative tools, and research and Continuing Legal Education programs to help directors and officers achieve the highest standards of corporate conduct and compliance.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $113 million in the third quarter of 2012, a decrease of $12 million, or 10% compared to the third quarter of 2011 and included a $5 million negative impact from foreign currency fluctuations. Net revenue in the third quarter of 2011 included $5 million in onetime sales to the Tokyo and Warsaw Stock Exchanges. The $2 million decrease in revenue, on a constant currency basis, excluding the onetime sales, compared to the third quarter of 2011, was driven by declines in enterprise software and market solutions revenue. The decline in revenue year-over-year is the result of the challenging environment for financial services technology sales which has delayed client decisions on purchases of software and connectivity services. To drive the business forward, NYSE Technologies appointed Jon Robson as its new Chief Executive Officer. Based in New York, he reports to Dominique Cerutti, President & Deputy CEO, NYSE Euronext. Highlights for the third quarter of 2012 included:

•

NYSE Technologies announced a partnership with Russell Investments to provide technology solutions and server co-location for RussellTick, which includes real time index data for the $3.9 trillion Russell index series. Utilizing the existing NYSE Euronext Global Index Feed (GIF) technology, NYSE Euronext will become the real time distributor of Russell’s real time product RussellTick in early December 2012.

•

NYSE Technologies is currently revamping global data agreements, including pricing, to better reflect how data is used today. This is anticipated to result in more data products and more favorable pricing and is expected to drive market data revenue higher.

•

NYSE Technologies announced that in collaboration with Bolsa Mexicana de Valores (BMV) and Americas Trading Group (ATG) it has built and deployed a state-of-the-art trading infrastructure complete with global connectivity, risk management functionality and direct market data distribution for customers trading in Mexican markets.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Analyst/Investor/Media Call: November 6, 2012 at 8:00 a.m. (NY/ET) / 2:00 p.m. (Paris/CET)

A presentation and live audio webcast of the third quarter 2012 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.510.0146

International: 617.614.3449

Passcode: 90239424

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 14297656

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, the BlueNext tax settlement, disposal activities and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended			Nine months ended Sept. 30,
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	2012	2011
Revenues
Transaction and clearing fees	$570	$649	$904	$1,828	$2,461
Market data	85	87	93	263	281
Listing	112	112	113	334	334
Technology services	81	87	92	254	263
Other revenues	54	51	56	161	159

Total revenues	902	986	1,258	2,840	3,498
Transaction-based expenses:
Section 31 fees	74	86	109	226	287
Liquidity payments, routing and clearing	269	298	445	852	1,167

Total revenues, less transaction-based expenses	559	602	704	1,762	2,044

Other operating expenses
Compensation	145	152	160	457	480
Depreciation and amortization	64	66	72	196	212
Systems and communications	44	44	46	133	143
Professional services	76	69	77	218	219
Selling, general and administrative	59	65	61	185	197
Merger expenses and exit costs	18	12	29	61	68

Total other operating expenses	406	408	445	1,250	1,319

Operating income	153	194	259	512	725
Net interest and investment income (loss)	(28)	(28)	(29)	(84)	(88)
Loss from associates	(2)	(2)	(2)	(5)	(5)
Net loss on disposal activities	—	(2)	—	(2)	—
Other income (loss)	1	3	(1)	4	—

Income before income taxes	124	165	227	425	632
Income tax provision	(12)	(34)	(21)	(91)	(126)

Net income	112	131	206	334	506
Net (income) loss attributable to noncontrolling interest	(4)	(6)	(6)	(14)	2

Net income attributable to NYSE Euronext	$108	$125	$200	$320	$508

Basic earnings per share attributable to NYSE Euronext	$0.44	$0.50	$0.76	$1.27	$1.94
Diluted earnings per share attributable to NYSE Euronext	$0.44	$0.49	$0.76	$1.26	$1.93
Basic weighted average shares outstanding	246	252	262	252	262
Diluted weighted average shares outstanding	247	253	263	253	263

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended			Nine months ended Sept. 30,
Non-GAAP Reconciliation	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	2012	2011
Income (loss) before income taxes - GAAP	$124	$165	$227	$425	$632
Excluding:
Merger expenses and exit costs	18	12	29	61	68
Net loss on disposal activities	—	2	—	2	—

Income before income taxes - as adjusted	142	179	256	488	700
Income tax provision	(30)	(45)	(64)	(117)	(180)

Net income - as adjusted	112	134	192	371	520
Net (income) loss attributable to noncontrolling interest	(4)	(6)	(6)	(14)	2

Net income attributable to NYSE Euronext - as adjusted	$108	$128	$186	$357	$522

Diluted earnings per share attributable to NYSE Euronext	$0.44	$0.51	$0.71	$1.41	$1.98

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended					Three months ended
		September 30, 2012					September 30, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$198	$372	$—	$—	$570	$288	$616	$—	$—	$904
Market data		11	42	32	—	85	11	49	33	—	93
Listing		—	112	—	—	112	—	113	—	—	113
Technology services		—	—	81	—	81	—	—	92	—	92
Other revenues		11	43	—	—	54	9	47	—	—	56

Total revenues		220	569	113	—	902	308	825	125	—	1,258
Transaction-based expenses:
Section 31 fees		—	74	—	—	74	—	109	—	—	109
Liquidity payments, routing and clearing		56	213	—	—	269	82	363	—	—	445

Total revenues, less transaction-based expenses		164	282	113	—	559	226	353	125	—	704
Depreciation and amortization	[a]	10	41	13	—	64	11	47	14	—	72
Merger expenses and exit costs (M&E)	[b]	13	2	2	1	18	1	6	2	20	29
Other operating expenses		86	137	77	24	324	86	151	80	27	344

Operating income - GAAP	[c]	$55	$102	$21	$(25)	$153	$128	$149	$29	$(47)	$259

Operating income excluding M&E	[c] + [b]	$68	$104	$23	$(24)	$171	$129	$155	$31	$(27)	$288

Adjusted EBITDA	[c] + [a] + [b]	$78	$145	$36	$(24)	$235	$140	$202	$45	$(27)	$360

Operating margin excluding M&E		41%	37%	20%	N/M	31%	57%	44%	25%	N/M	41%
Adjusted EBITDA margin		48%	51%	32%	N/M	42%	62%	57%	36%	N/M	51%

		Nine months ended					Nine months ended
		September 30, 2012					September 30, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$623	$1,205	$—	$—	$1,828	$825	$1,636	$—	$—	$2,461
Market data		33	131	99	—	263	35	147	99	—	281
Listing		—	334	—	—	334	—	334	—	—	334
Technology services		—	—	254	—	254	—	—	264	(1)	263
Other revenues		33	127	—	1	161	31	129	—	(1)	159

Total revenues		689	1,797	353	1	2,840	891	2,246	363	(2)	3,498
Transaction-based expenses:
Section 31 fees		—	226	—	—	226	—	287	—	—	287
Liquidity payments, routing and clearing		167	685	—	—	852	216	951	—	—	1,167

Total revenues, less transaction-based expenses		522	886	353	1	1,762	675	1,008	363	(2)	2,044
Depreciation and amortization	[a]	30	126	40	—	196	40	139	33	—	212
Merger expenses and exit costs (M&E)	[b]	21	15	12	13	61	3	11	4	50	68
Other operating expenses		260	410	235	88	993	248	461	235	95	1,039

Operating income - GAAP	[c]	$211	$335	$66	$(100)	$512	$384	$397	$91	$(147)	$725

Operating income excluding M&E	[c] + [b]	$232	$350	$78	$(87)	$573	$387	$408	$95	$(97)	$793

Adjusted EBITDA	[c] + [a] + [b]	$262	$476	$118	$(87)	$769	$427	$547	$128	$(97)	$1,005

Operating margin excluding M&E		44%	40%	22%	N/M	33%	57%	40%	26%	N/M	39%
Adjusted EBITDA margin		50%	54%	33%	N/M	44%	63%	54%	35%	N/M	49%

N/M = Not meaningful

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Expense Base Development on a Constant $ / Constant Portfolio Basis

Fixed operating expenses for the three months ended September 30, 2012 - GAAP	$406
Less:
Merger expenses and exit costs	(18)

	$388
Excluding the impact of:
Currency translation	10
New business initiatives	(11)

Fixed operating expenses for the three months ended September 30, 2012 - as adjusted	$387	[a]

Fixed operating expenses for the three months ended September 30, 2011 - GAAP	$445
Less:
Merger expenses and exit costs	(29)

	$416	[b]

Variance ($)	$(29)	[a] - [b] = [c]

Variance (%)	-7%	[c] / [b]

Fixed operating expenses for the nine months ended September 30, 2012 - GAAP	$1,250
Less:
Merger expenses and exit costs	(61)

	$1,189
Excluding the impact of:
Currency translation	26
New business initiatives	(29)

Fixed operating expenses for the nine months ended September 30, 2012 - as adjusted	$1,186	[a]

Fixed operating expenses for the nine months ended September 30, 2011 - GAAP	$1,319
Less:
Merger expenses and exit costs	(68)

	$1,251	[b]

Variance ($)	$(65)	[a] - [b] = [c]

Variance (%)	-5%	[c] / [b]

Expense Base Development Versus Project 14 Cost Savings Plan

Fixed operating expenses for the nine months ended September 30, 2012 - GAAP	$1,250
Less:
Merger expenses and exit costs	(61)
New business initiatives	(31)
Currency translation (1)	11

Fixed operating expenses for the nine months ended September 30, 2012 - as adjusted	$1,169	[a]

Fixed operating expenses for the nine months ended September 30, 2011 - GAAP	$1,319
Less:
Merger expenses and exit costs	(68)

Fixed operating expenses for the nine months ended September 30, 2011 - as adjusted	$1,251	[b]

Year to Date Project 14 Cost Savings - ($)	$82	[b] - [a] = [c]

Year to Date Project 14 Cost Savings - (%)	7%	[c] / [b]

Project 14 Cost Savings to date as % of total $250 million plan	33%

(1)	We measure the Project 14 cost savings utilizing constant currency rates of $1.35 for the Euro and $1.60 for the Pound Sterling.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents, and short term financial investments	$341	$432
Accounts receivable, net	477	497
Deferred income taxes	71	108
Other current assets	160	152

Total current assets	1,049	1,189

Property and equipment, net	944	963
Goodwill	4,139	4,027
Other intangible assets, net	5,715	5,697
Deferred income taxes	535	594
Other assets	577	637

Total assets	$12,959	$13,107

Liabilities and equity
Accounts payable and accrued expenses	$650	$992
Deferred revenue	225	130
Short term debt	866	39
Deferred income taxes	3	23

Total current liabilities	1,744	1,184

Long term debt	1,616	2,036
Deferred income taxes	1,898	1,900
Accrued employee benefits	562	620
Deferred revenue	373	371
Other liabilities	25	63

Total liabilities	6,218	6,174

Redeemable noncontrolling interest	281	295

Equity	6,460	6,638

Total liabilities and equity	$12,959	$13,107

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume					Total Volume
(Unaudited)	3Q12	2Q12	% Δ 3Q12 vs. 2Q12	3Q11	% Δ 3Q12 vs. 3Q11	3Q12	2Q12	% Δ 3Q12 vs. 2Q12	3Q11	% Δ 3Q12 vs. 3Q11	YTD 2012	YTD 2011	%Δ
Number of Trading Days - European Cash	65	62		66		65	62		66		192	193
Number of Trading Days - European Derivatives	65	63		66		65	63		66		193	193
Number of Trading Days - U.S. Markets	63	63		64		63	63		64		188	189

European Derivatives Products (contracts in thousands)	3,386	4,654	-27.2%	4,349	-22.1%	219,866	293,182	-25.0%	287,064	-23.4%	729,643	917,115	-20.4%
of which Bclear	829	1,743	-52.5%	826	0.3%	53,856	109,827	-51.0%	54,508	-1.2%	207,412	237,718	-12.7%
Avg. Net Revenue Per Contract (ex. Bclear)	$0.657	$0.674	-2.5%	$0.679	-3.2%	$0.657	$0.674	-2.5%	$0.679	-3.2%
Avg. Net Revenue Per Contract (ex. Bclear) - Currency Neutral	$0.657	$0.673	-2.4%	$0.666	-1.4%	$0.657	$0.673	-2.4%	$0.666	-1.4%

Total Interest Rate Products[1]	1,735	1,953	-11.2%	2,347	-26.1%	112,531	123,059	-8.6%	154,927	-27.4%	350,918	462,950	-24.2%

Short Term Interest Rate Products	1,587	1,801	-11.9%	2,198	-27.8%	102,912	113,479	-9.3%	145,086	-29.1%	321,829	435,804	-26.2%
Medium and Long Term Interest Rate Products	148	152	-2.7%	149	-0.8%	9,619	9,580	0.4%	9,841	-2.3%	29,089	27,146	7.2%

Total Equity Products[2]	1,551	2,622	-40.9%	1,923	-19.4%	100,803	165,188	-39.0%	126,943	-20.6%	361,965	438,033	-17.4%

Individual Equity Products	1,100	2,065	-46.7%	1,250	-12.0%	71,513	130,086	-45.0%	82,515	-13.3%	267,841	323,229	-17.1%
Futures	696	1,603	-56.5%	658	5.9%	45,265	100,962	-55.2%	43,421	4.2%	179,402	205,169	-12.6%
Options	404	462	-12.6%	592	-31.8%	26,248	29,124	-9.9%	39,094	-32.9%	88,439	118,060	-25.1%
Equity Index Products	451	557	-19.1%	673	-33.1%	29,290	35,102	-16.6%	44,428	-34.1%	94,124	114,805	-18.0%

of which Bclear	829	1,743	-52.5%	826	0.3%	53,856	109,827	-51.0%	54,508	-1.2%	207,412	237,718	-12.7%
Individual Equity Products	754	1,667	-54.8%	733	2.8%	49,014	105,025	-53.3%	48,400	1.3%	193,037	221,876	-13.0%
Futures	670	1,561	-57.1%	635	5.6%	43,560	98,312	-55.7%	41,901	4.0%	174,532	201,767	-13.5%
Options	84	107	-21.3%	98	-14.8%	5,454	6,713	-18.8%	6,499	-16.1%	18,505	20,109	-8.0%
Equity Index Products	74	76	-2.3%	93	-19.5%	4,842	4,801	0.8%	6,108	-20.7%	14,375	15,841	-9.3%

Commodity Products	100	78	28.3%	79	27.7%	6,532	4,935	32.4%	5,193	25.8%	16,761	16,131	3.9%

U.S. Derivatives Products (contracts in thousands)
Avg. Net Revenue Per Contract (ex. Liffe U.S. volumes)	$0.144	$0.150	-4.0%	$0.154	-6.5%	$0.144	$0.150	-4.0%	$0.154	-6.5%

Equity Options Contracts[3]	3,533	3,915	-9.8%	4,866	-27.4%	222,578	246,634	-9.8%	311,430	-28.5%	725,134	840,169	-13.7%
Total Consolidated Options Contracts	13,812	14,911	-7.4%	18,477	-25.2%	870,150	939,423	-7.4%	1,182,554	-26.4%	2,794,081	3,248,325	51.6%

Share of Total Consolidated Options Contracts	25.6%	26.3%		26.3%		25.6%	26.3%		26.3%		26.0%	25.9%	0.1%

NYSE Liffe U.S.

Futures and Futures Options Volume*	66.4	73.4	-9.5%	117.8	-43.7%	4,247.6	4,769.3	-10.9%	7,774.6	-45.4%	15,178.2	15,099.8	0.5%

European Cash Products (trades in thousands)	1,318	1,709	-22.8%	1,907	-30.9%	85,695	105,934	-19.1%	125,891	-31.9%	294,556	338,267	-12.9%
Avg. Net Revenue Per Transaction	$0.537	$0.519	3.5%	$0.635	-15.4%	$0.537	$0.519	3.5%	$0.635	-15.4%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.537	$0.506	6.1%	$0.563	-4.6%	$0.537	$0.506	6.1%	$0.563	-4.6%

Equities	1,272	1,656	-23.2%	1,832	-30.5%	82,698	102,668	-19.5%	120,893	-31.6%	284,805	325,084	-12.4%
Exchange-Traded Funds	13	14	-12.2%	25	-49.3%	819	890	-8.0%	1,641	-50.1%	2,650	3,988	-33.6%
Structured Products	28	33	-15.2%	46	-39.1%	1,831	2,059	-11.1%	3,052	-40.0%	6,125	8,223	-25.5%
Bonds	5	5	4.7%	5	15.8%	348	317	9.7%	305	14.0%	976	972	0.4%

U.S. Cash Products (shares in millions)	1,583	1,818	-12.9%	2,608	-39.3%	99,758	114,541	-12.9%	166,914	-40.2%	325,180	440,850	-26.2%
Avg. Net Revenue Per 100 Shares Handled	$0.0401	$0.0428	-6.3%	$0.0383	4.7%	$0.0401	$0.0428	-6.3%	$0.0383	4.7%

NYSE Listed (Tape A) Issues [4]

Handled Volume [5]	1,134	1,304	-13.0%	1,806	-37.2%	71,463	82,157	-13.0%	115,591	-38.2%	232,644	311,061	-25.2%
Matched Volume [6]	1,078	1,239	-13.0%	1,717	-37.2%	67,921	78,081	-13.0%	109,900	-38.2%	220,535	294,921	-25.2%
Total NYSE Listed Consolidated Volume	3,412	3,885	-12.2%	4,801	-28.9%	214,981	244,756	-12.2%	307,295	-30.0%	703,537	838,416	-16.1%

Share of Total Consolidated Volume
Handled Volume [5]	33.2%	33.6%		37.6%		33.2%	33.6%		37.6%		33.1%	37.1%
Matched Volume [6]	31.6%	31.9%		35.8%		31.6%	31.9%		35.8%		31.3%	35.2%

NYSE Arca, MKT and Regional (Tape B) Listed Issues

Handled Volume [5]	222	279	-20.3%	469	-52.6%	14,005	17,582	-20.3%	30,007	-53.3%	48,029	72,582	-33.8%
Matched Volume [6]	202	251	-19.5%	423	-52.2%	12,741	15,826	-19.5%	27,094	-53.0%	43,238	65,340	-33.8%
Total NYSE Arca & NYSE MKT Listed Consolidated Volume	939	1,188	-20.9%	1,798	-47.8%	59,184	74,843	-20.9%	115,086	-48.6%	203,650	279,949	-27.3%

Share of Total NYSE Arca & NYSE MKT Listed Consolidated Volume
Handled Volume [5]	23.7%	23.5%		26.1%		23.7%	23.5%		26.1%		23.6%	25.9%
Matched Volume [6]	21.5%	21.1%		23.5%		21.5%	21.1%		23.5%		21.2%	23.3%

Nasdaq Listed Issues (Tape C)

Handled Volume [5]	227	240	-5.5%	333	-31.9%	14,289	15,123	-5.5%	21,316	-33.0%	44,507	57,208	-22.2%
Matched Volume [6]	196	206	-4.7%	292	-33.0%	12,342	12,950	-4.7%	18,719	-34.1%	38,067	49,214	-22.6%
Total Nasdaq Listed Consolidated Volume	1,661	1,802	-7.8%	2,183	-23.9%	104,663	113,554	-7.8%	139,681	-25.1%	329,548	392,592	-16.1%

Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	13.7%	13.3%		15.3%		13.7%	13.3%		15.3%		13.5%	14.6%
Matched Volume [6]	11.8%	11.4%		13.4%		11.8%	11.4%		13.4%		11.6%	12.5%

Exchange-Traded Funds [5,7]

Handled Volume [5]	205	265	-22.7%	455	-55.0%	12,903	16,693	-22.7%	29,119	-55.7%	45,002	68,122	-33.9%
Matched Volume [6]	186	238	-21.7%	410	-54.6%	11,739	14,995	-21.7%	26,271	-55.3%	40,453	61,281	-34.0%
Total ETF Consolidated Volume	890	1,167	-23.7%	1,783	-50.1%	56,048	73,495	-23.7%	114,109	-50.9%	196,741	267,573	-26.5%

Share of Total ETF Consolidated Volume
Handled Volume [5]	23.0%	22.7%		25.5%		23.0%	22.7%		25.5%		22.9%	25.5%
Matched Volume [6]	20.9%	20.4%		23.0%		20.9%	20.4%		23.0%		20.6%	22.9%

[1]	Data includes currency products.
[2]	Includes trading activities for Bclear, NYSE Liffe’s service for Equity OTC derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
[7]	Data included in previously identified categories.
*	ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011
NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,951	2,968	2,948
Number of new issuer listings[1]	44	75	78
Capital raised in connection with new listings ($millions)[2]	$5,865	$5,086	$2,199

Euronext Listed Issuers

Issuers listed on Euronext[1]	906	923	947
Number of new issuer listings[3]	6	10	17
Capital raised in connection with new listings ($millions)[2]	$3	$1,912	$107

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	41.4%	41.4%	44.5%
Share of Tape B revenues (%)	27.2%	27.0%	30.0%
Share of Tape C revenues (%)	15.4%	15.1%	18.7%
Professional subscribers (Tape A)	356,210	360,121	374,784

Euronext Market Data

Number of terminals	211,850	216,752	231,474

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount

NYSE Euronext headcount[5]	3,061	3,062	3,074

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.252	$1.284	$1.414
Average £/US$ exchange rate	$1.581	$1.583	$1.611

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE MKT and do not include NYSE Arca or structured products listed on the NYSE. There were 1,379 ETPs exclusively listed on NYSE Arca as of September 30, 2012. There were 413 corporate structured products listed on the NYSE as of September 30, 2012.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE MKT is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of September 30, 2012, 183 companies were listed on NYSE Alternext, 262 on Free Market and 681 ETPs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE MKT listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	Headcount for June 30, 2012 includes 99 employees in connection with the recent acquisition of Corpedia.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.